Exhibit 99.1

SAFESTITCH MEDICAL COMPLETES $8.3 MILLION CAPITAL FUNDING

MIAMI, February 21, 2012 (BUSINESS WIRE) — SafeStitch Medical, Inc. (OTCBB:SFES) today announced that it has closed on the issuance of approximately 21 million shares of the Company’s Common Stock, par value $0.001, at a price of $0.40 per share. The shares were issued on February 17, 2012 pursuant to a stock purchase agreement with approximately 35 private investors for aggregate proceeds of approximately $8.3 million. Shares issued pursuant to the stock purchase agreement are restricted securities, and no registration rights have been granted.

“We appreciate the confidence investors have shown in SafeStitch,” said Jeffrey Spragens, SafeStitch’s President and CEO. Mr. Spragens added that “this infusion of capital is to support the launch of the improved AMID Stapler® for Lichtenstein hernia repairs and to advance the development of proprietary, trans-orally delivered gastroplasty devices for the treatment of obesity and gastro-esophageal reflux disease to clinical trials. “

Among the investors purchasing shares pursuant to the agreement were Frost Gamma Investments Trust, an entity controlled by Dr. Phillip Frost, the largest beneficial owner of the Company’s common stock, Dr. Jane Hsiao, the Company’s Chairman of the Board, Jeffrey Spragens, the Company’s President and Chief Executive Officer and Kwang Shun Company Limited, a Taiwan-based investment company. For more information, see the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About SafeStitch Medical, Inc.

Miami, Florida-based SafeStitch Medical, Inc. is a publicly traded medical device company focused on developing innovative surgical devices with minimally invasive and endoscopic procedures to deliver durable outcome for hernia repair, treatment of obesity and other gastroespophageal disorders. Information about the Company may be found on its website at: www.safestitch.com.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding our product development and commercialization efforts, and our ability to significantly improve clinical outcomes in patients, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors, including those described in our filings with the Securities and Exchange Commission, could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include that the commercialization of our products, including the AMID Stapler®, may be delayed or may be unsuccessful, that we will be unable to successfully develop and commercialize our minimally invasive gastroplasty devices for obesity and GERD procedures, that our devices under development, including clinical trials in Europe of our gastroplasty device, and in vivo human trials in the U.S., may not achieve the expected results or effectiveness and may not generate data that would support their approval or marketing, that others may develop products and devices, including other devices for hernia repair, obesity or GERD procedures, which are superior to our devices, and that our devices may not have advantages over presently marketed products or devices or products or devices under development by others. In addition, forward-looking statements may also be adversely affected by risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required under applicable law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

SOURCE: SafeStitch Medical, Inc.

SafeStitch Medical, Inc., Miami
Jeffrey G. Spragens, 305-575-4600